Exhibit 10.1

AMENDMENT No. 3 to

SHARE EXCHANGE AGREEMENT

Dated: October 22, 2021

THIS AMENDMENT No. 3 to the SHARE EXCHANGE AGREEMENT (“Amendment No. 3”) is entered into and effective as of October 22, 2021, by and between (i) Novo Integrated Sciences, Inc., a Nevada corporation (“Parent”), (ii) Novo Healthnet Limited, a limited company incorporated under the Laws (as defined below) of the Province of Ontario, Canada (“NHL” or the “Buyer”), (iii) Acenzia Inc., an Ontario Canada corporation (“ACZ”), (iv) Avec8 Holdings Inc., a Canadian Federal corporation (“Avec8”), Ambour Holdings Inc., an Ontario Canada corporation (“Ambour”), Indrajit Sinha a Canadian resident (“IS”), Grant Bourdeau, a Canadian resident (“GB”) and Derrick Bourdeau a Canadian resident (“DB”). Collectively, Avec8, Ambour, IS, GB and DB represent all shareholders of ACZ (the “ACZ Shareholders”).

Each of the Parent, NHL, ACZ and the ACZ Shareholders, may be referred to herein individually as a “Party” and collectively as the “Parties.” The Parent and NHL collectively may be referred to herein as the “Company”. The ACZ Shareholders and ACZ collectively may be referred to herein as the “ACZ Parties”.

WITNESSETH

WHEREAS, the Parent, NHL, ACZ and the ACZ Shareholders are parties to that certain Share Exchange Agreement, dated as of May 28, 2021 and closed on June 24, 2021 (the “Original Agreement”), resulting in NHL owning all of the ACZ Purchased Shares, representing 100% of the issued and outstanding shares in ACZ and the ACZ Shareholders receiving NHL Exchangeable Preferred Shares in consideration for the Purchased Shares; and

WHEREAS, on September 22, 2021, the Parties entered into an Amendment No. 1 (“Amendment No. 1”) amending certain terms and provisions of the Original Agreement, and

WHEREAS, on October 7, 2021, the Parties entered into an Amendment No. 2 (“Amendment No. 2”) amending certain terms and provisions of the Original Agreement and Amendment No. 1, and

WHEREAS, the Parties hereto desire to amend certain terms and provisions of the Original Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and for other valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows:

1.	Definitions. Defined terms used herein without definition shall have the meaning given them in the Original Agreement.

2.	Amendments to the Original Agreement.

2.1	Certain of the Recitals related to the ACZ shareholdings of Indrajit Sinha (“IS”) and Grant Bourdeau (“GB”), both Canadian residents, are deleted and replaced with:

WHEREAS, IS holds 100 Class 3 common shares, 3,000 Class 2 common shares and 2,991,740 Class A special shares in ACZ (the “IS Shares”); and

WHEREAS, GB holds 100 Class 1 common shares, 3,000 Class 2 common shares, 2,522,532 Class A special shares, 617,208 Class B special shares (the “GB Shares”); and

2.2	Exhibit A of the Original Agreement is deleted and replaced with the attached Exhibit A, Amendment No. 3 (dated 10/22/21).

3.	Effect of Amendment No. 3 to the Original Agreement, Amendment No. 1, and Amendment No. 2

3.1	Ratification. Except as expressly modified by this Amendment No. 3, all terms of the Original Agreement, Amendment No. 1, and Amendment No. 2 shall remain in full force and effect and are hereby ratified and confirmed in their entirety.

3.2	No Waivers. The execution, delivery and performance of this Amendment No. 3 will not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Original Agreement, Amendment No. 1, or Amendment No. 2, or any other document relating to the Original Agreement, Amendment No. 1, or Amendment No. 2.

3.3	References. On and after the effective date hereof, each reference in the Original Agreement to “this Original Agreement,” “Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Original Agreement, and each reference in any other document relating to the “Agreement,” “Original Agreement,” “thereunder,” “thereof,” or words of like import referring to the Agreement, means and references the Agreement as amended hereby.

4.	Miscellaneous.

4.1	Counterparts. This Amendment No. 3 may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Amendment No. 3 shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

4.2	Governing Law. This Amendment No. 3 shall be governed by, enforced, and construed under and in accordance with the Laws of the Province of Ontario, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Amendment No. 3 shall be brought exclusively, as provided for in the Original Agreement, in the province or federal courts of Canada with jurisdiction in Ontario. By execution and delivery of this Amendment No. 3, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

4.3	The headings contained in this Amendment No. 3 are intended solely for convenience and shall not affect the rights of the Parties.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 as of the date first-above written.

Novo Integrated Sciences, Inc.

By:	/s/ Robert Mattacchione
Robert Mattacchione, CEO

Novo Healthnet Limited

By:	/s/ Robert Mattacchione
Robert Mattacchione, Chairman

Acenzia Inc.

By:	/s/ Grant Bourdeau
Grant Bourdeau, Co-President/Co-Founder

Ambour Holdings Inc.

By:	/s/ Grant Bourdeau
Grant Bourdeau, CEO/President

Avec8 Holdings Inc.

By:	/s/ Indraji Sinha
Indrajit Sinha, CEO/President

Indrajit Sinha, an Individual Canadian Citizen

By:	/s/ Indrajit Sinha
Indrajit Sinha

Grant Bourdeau, an Individual Canadian Citizen

By:	/s/ Grant Bourdeau
Grant Bourdeau

Derrick Bourdeau, an Individual Canadian Citizen

By:	/s/ Derrick Bourdeau
Derrick Bourdeau

EXHIBIT A

Amendment No. 3 (dated 10/22/21)

ACZ Shareholder’s Percent Ownership,

NHL Exchangeable Preferred Shares Issued and

Novo Integrated Sciences, Inc. Allotted Common Stock Ledger

As provided for in the Original Agreement and Amendment No. 2, within 120 days from Closing of the Original Agreement, based on Closing Working Capital Adjustment and the audited Final Closing Balance Sheet the Post Closing Adjustment provides for the Adjusted Purchase Price of $14,162,795.

ACZ Shareholder	Class 1 Common	Class 2 Common	Class 3 Common	Class A Special	Class B Special	Class C Special	Class D Special	% of ACZ Owned (Percent)	NHL Exchangeable Preferred shares to be Issued (100 Total)	Novo Integrated Sciences Restricted Common Shares Allotted for Exchange [1]
Ambour Holdings Inc.						625,000		3.50%	3.5	126,777
Avec8 Holdings Inc.							773,000	4.33%	4.33	156,841
Indrajit Sinha		3,000	100	2,991,740				39.67%	39.67	1,436,926
Grant Bourdeau	100	3,000		2,522,532	617,208			40.50%	40.5	1,466,991
Derrick Bourdeau		800		525,000	561,777			12.00%	12	434,664
TOTALS	100	6,800	100	6,039,272	1,178,985	625,000	773,000	100.00%	100	3,622,199

Note 1: Based on the Adjusted Purchase Price of $14,162,795 divided by $3.91/share = 3,622,199 total NVOS restricted share allotment.

Initials:	RM	RM	GB	GB	GB	IS	IS	DB

	RM, NVOS	RM, NHL	GB, ACZ	GB, Ambour	GB, Ind	IS, Avec8	IS, Ind	DB, Ind

Exhibit A